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                                                                      EXHIBIT 16





August 8, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 8 of Form 10-KSB dated August 7, 1997, of Telident, Inc. and are in agreement with the statements contained in Item 8 thereof. We agree with the statements made by Telident, Inc. in such Report.



                                       /s/ McGladrey & Pullen, LLP
                                      ---------------------------
                                       McGladrey & Pullen, LLP